                                  EXHIBIT 10.9

                          Loan and Security Agreement

                                                                    Exhibit 10.9


                           LOAN AND SECURITY AGREEMENT

                                 by and between

                        SYNCHRONOSS TECHNOLOGIES, INC.,

                                as the BORROWER

                                      and

                              SILICON VALLEY BANK,

                                 as the LENDER

                                  MAY 21, 2001

                          LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated May _, 2001, between SILICON VALLEY BANK, a California chartered bank, an address of 3003 Tasman Drive, Santa Clara, California 95054 and a loan production office at 5 Radnor Corporate Center, Suite 555, 100 Matsonford Road, Radnor, Pennsylvania 19087, telefacsimile number (610) 971-2063 ("Bank") AND SYNCHRONOSS TECHNOLOGIES, INC., A DELAWARE corporation, having an address at 1525 Valley Center Parkway, Bethlehem, Pennsylvania 18017, telefacsimile number (610) 814-5501 ("Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties AGREE as follows:

1 ACCOUNTING AND OTHER TERMS

           Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2 LOAN AND TERMS OF PAYMENT

           2.1 Revolving Advances.

            (a) Bank will make Advances not exceeding the lesser of the Committed Revolving Line or the Borrowing Base. Amounts borrowed under this
Section 2 .1 may be repaid and reborrowed during the term of this Agreement. All Advances shall be evidenced by a Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note,

            (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment Advance Form attached AS EXHIBIT B. BANK WILL credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance.

            (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.2 Equipment Advances.

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be reborrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days of the Equipment Advance. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is Two Hundred Fifty Thousand Dollars ($250,000), provided that Borrower must draw down not less than One Million Dollars ($1,000,000) on the Committed Equipment Line within thirty (30) days of the Closing Date. The maximum number of Equipment Advances that will be made is six (6).

            (b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached AS EXHIBIT E ("Loan Supplement"), copies of invoices for the Financed Equipment, together with a UCC Financing Statement, if requested by Bank, covering the Equipment described on the Loan Supplement, and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed one hundred percent (100%) of the Original Stated Cost.

            (C) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

           2.3 OVERADVANCES. If Borrower's Obligations under Section 2.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing BASE, Borrower must immediately pay in cash to Bank the excess.

           2.4 INTEREST RATE; PAYMENTS.

              (a) INTEREST RATE.

                  (i) Advances under the Committed Revolving Line accrue interest on the outstanding principal balance in accordance with the Revolving Promissory Note.

                  (ii) Equipment Advances under the Committed Equipment Line accrue interest on the outstanding principal balance in accordance with Section 2 .5 (b) herein.

                  (iii) After an Event of Default, Obligations accrue interest at five percent (5%) above the rate set forth in the Revolving Promissory Note and the rate applicable to each Equipment Advance as set forth in Section 2.5 herein effective immediately before the Event of Default.

                  (iv) The interest rate on the Committed Revolving Line increases or decreases when the Prime Rate changes.

                  (v) Interest on the Obligations is computed on a 360-day year for the actual number of days elapsed.


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

              (b) PAYMENTS.

                  (i) Interest on the Committed Revolving Line is payable on the first (1st) day of each month.

                  (ii) Principal and Interest on the Committed Equipment Line is payable in accordance with Section 2.5 (a) herein.

                  (iii) Bank may debit any of Borrower's deposit accounts including Account Number ___________ for principal and interest payments when due or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and interest accrues.

         2.5 INTEREST RATE, PAYMENTS.

            (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.5 (e) and
2.5 (g).

            (b) INTEREST RATE. Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%). If any change in the law increases Bank's expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.

            (c) INTERIM PAYMENT. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, the projected interest to accrue from the Funding Date to the first Payment Date, at the Bank's Prime Rate plus two percent (2.0%) per annum.

            (d) FINAL PAYMENT. On the Maturity Date with respect to each Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

            (e) PREPAYMENT UPON AN EVENT OF LOSS. if any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment

Advance with respect to such Financed Equipment pursuant to Section 6 .7, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

            (f) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Final Payment and (v) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

            (g) PERMITTED PREPAYMENT OF LOANS. Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (1) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance; (B) all outstanding principal; (C) all unpaid accrued interest to the date of the prepayment; (D) the Final Payment; and (E) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

     2.6 FEES. Borrower will pay to Bank:

            (a) FACILITY FEE. A fully earned, nonrefundable facility fee for the Committed Revolving Line of Seven Thousand Five Hundred Dollars ($7,500) due on the Closing Date (which fee Bank acknowledges it has previously received); and

            (b) BANK EXPENSES. All Bank Expenses including reasonable attorneys' fees and expenses (not exceeding Seven Thousand Five Hundred Dollars ($7,500), plus all out-of-pocket expenses, for pre-closing preparation and negotiation of this Agreement and the Loan Documents, provided reasonable negotiation), incurred through and after the Closing Date when due.

     2.7 REQUEST TO DEBIT ACCOUNTS.

            Bank may debit any of Borrower's deposit accounts including Account
            Number           for principal and interest payments or any amounts
            Borrower owes when due.

            Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off.

3 CONDITIONS OF LOANS

           3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the following conditions precedent:

            (a) With respect to the initial Credit Extension under the Committed Revolving Line only, Bank shall have conducted a satisfactory field audit of the Borrower; and

            (b) Bank receives the agreements, documents and fees it reasonably requires.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

            (a) timely receipt of any Payment/Advance Form; and


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

            (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

4 CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5 REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

            5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where failure to do so could not reasonably be expected to cause a material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

            5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business (provided Bank acknowledges that with respect to certain license rights held by Borrower in Intellectual Property licensed from third parties, Borrower may not be the sole and exclusive owner of all rights to such Intellectual Property). To the best of Borrower's knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

            5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

            5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

            5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

            5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where failure to do so could not reasonably be expected to cause a Material Adverse Change.

            5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

            5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts, if any, provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6 AFFIRMATIVE COVENANTS

     Borrower will do all of the following:

            6.1 GOVERNMENT COMPLIANCE. Borrower will maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a material Adverse Change.

            6.2 FINANCIAL STATEMENTS REPORTS, CERTIFICATES.

            Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a Borrower prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) beginning with fiscal year 2001, as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

            Within thirty (30) days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listings of accounts receivable.

            Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

            Bank has the right to audit Borrower's Accounts at Borrower's expense not to exceed $5,000 per audit, but the audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

            6.3 TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

            6.4 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

            6.5 PRIMARY ACCOUNTS. Borrower will maintain its primary depository and operating accounts with Bank.

            6.6 FINANCIAL COVENANTS.

            Borrower will maintain as of the last day of each month, unless otherwise noted:

                  (a) QUICK RATIO. A ratio of (i) Quick Assets to (ii) Current Liabilities, of at least 2.0 to 1.0.

                  (b) REVENUES. Borrower shall have year to date total revenue of not less than the following amounts as of the dates indicated below, based on the monthly financial statements delivered to Bank pursuant to Section 6 .2 herein:

           DATES                 YEAR TO DATE TOTAL REVENUES
           -----                 ---------------------------
           March 31, 2001                $1,100,000
           June 30, 2001                 $2,600,000
           September 30, 2001            $4,400,000
           December 31, 2001             $6,800,000

            6.7 LOSS, DESTRUCTION OR DAMAGE.

            Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

                  (a) prior to the occurrence of an Event of Default, at Borrower's option, will (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal, plus the Final Payment; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

                  (b) during the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank's option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) all Regularly Scheduled Payments (including principal and interest), (iii) the Final Payment plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

                  (c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

            6.8 FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

            Borrower will not do any of the following:

            7.1 DISPOSITIONS: Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; or (iii) of wornout or obsolete Equipment.

            7.2 CHANGES IN BUSINESS OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.
(i) Engage in any business other than the businesses currently engaged in by Borrower or business reasonably related thereto; or (ii) have a change of twenty-five percent (25%) or more of its capital stock (other than the sale of securities in a public offering or to existing investors) in its ownership or management; or (iii) if Stephen G. Waldis ceases to be a key executive officer of the Borrower with substantial responsibility for Borrower's day to day operations. Borrower will not, without at least thirty (30) days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations.

            7.3 MERGERS OR ACQUISITIONS. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person.

            7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

            7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest granted herein, subject only to Permitted Liens.

            7.6 INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

            7.7 Transactions WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

            7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

            7.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

            Any one of the following is an event of default:

            8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional three (3) day period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

            8.2 COVENANT DEFAULT. Borrower does not perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower has an additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

            8.3 MATERIAL ADVERSE CHANGE. (i) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6.6 during the next succeeding financial reporting period; (ii) a material impairment of the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; (iii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs, or (iv) a material impairment of the prospect of repayment of any portion of the Obligations occurs (collectively, a "Material Adverse Change");

            8.4 ATTACHMENT. (i) Any material portion of Borrower'S assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extension will be made during the cure period);

            8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions will be made before any insolvency Proceeding is dismissed);

            8.6 DEFAULT UNDER WARRANT. The Borrower shall breach any material term of that certain Warrant from the Borrower in favor of the Bank of even date herewith.

            8.7 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9 BANK'S RIGHTS AND REMEDIES

            9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or ail of the following:

                  Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8 .5 occurs all Obligations are immediately due and payable without any action by Bank);

                  Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                  Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

                  Dispose of the Collateral according to the Code.

            9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security;
(ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

            9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

            9.4 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

            9.5 BANK's LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided in the preceding sentence, Borrower bears all risk of loss, damage or destruction of the Collateral.

            9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver its effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

           9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10 NOTICES

            All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. Any notice sent to Borrower shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, Massachusetts 02451, Attn: Kevin J. Sullivan, Esquire, telefacsimile number
(781) 622-1622. A party may change its notice address by giving the other party written notice.

11 CHOICE OF LAW VENUE AND JURY TRIAL WAIVER

            Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Pennsylvania provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Pennsylvania, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO
THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

           12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

            12.2 INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

            12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

            12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

            12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement, the Loan Documents and the Loan Supplement, if any, represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

            12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

            12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding, The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

            12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made:, (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information. In connection with any prospective transfer or purchase of any interest in the Loans, bank will request that any prospective transferee or purchaser agree to be bound by the terms of this Section, but the failure to obtain any such agreement from any such Person shall not affect or impair in any manner Bank's ability or right to disclose such information to such transferee or purchaser.

            12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

13 DEFINITIONS

            13.1 DEFINITIONS.

            "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            "ADVANCE" OR "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

            "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

            "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

            "BASIC RATE" is, as of the Funding Date, a fixed per annum rate of interest (based on a year of 360 days) equal to the greater of (i) nine percent (9%) or (ii) the sum of (a) the Prime Rate, plus (b) the Loan Margin.

            "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

            "BORROWING BASE" is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

            "BORROWING BASE CERTIFICATE" is EXHIBIT C.

            "BUSINESS Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

            "CLOSING DATE" is the date of this Agreement.

            "CODE" is the Pennsylvania Uniform Commercial Code.

            "COLLATERAL" is the property described on EXHIBIT A.

            "COMMITMENT TERMINATION DATE" is September 30, 2001.

            "COMMITTED EQUIPMENT Line" is an Equipment Advance or Equipment Advances of up to Two Million Dollars ($2,000,000).

            "COMMITTED REVOLVING LINE" is an Advance or Advances of up to One Million Five Hundred Thousand Dollars ($1,500,000).

            "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, comade, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

            "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

           "CREDIT EXTENSION" is each Advance, Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

            "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities, excluding Indebtedness in favor of Bank, which mature within one
(1) year, plus all Indebtedness in favor of Bank.

            "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.2; BUT Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

                  (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

                  (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

                  (c) Credit balances over ninety (90) days from invoice date;

                  (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts (except with respect to WorldCom, for which total obligations to Borrower can not exceed fifty percent (50%) of ail Accounts), for the amounts that exceed that percentage, unless Bank approves in writing;

                  (e) Accounts for which the account debtor does not have its principal place of business in the United States;

                  (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

                  (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                  (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                  (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent, provided, however, that for purposes of the definition of Eligible Accounts, Accounts from Celox and Vertek are not Accounts from an Affiliate of Borrower;

                  (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (k) Accounts for which Vertek is the Account Debtor, to the extent that such Accounts in the aggregate exceed $100,000; and

                  (1) Accounts for which Bank reasonably determines collection to be doubtful.

     "ELIGIBLE EQUIPMENT" is new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects.

            "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            "EQUIPMENT ADVANCE" is defined in Section 2.2.

            "EQUIPMENT TERM NOTE" means that certain Equipment Term Note of even date herewith in the principal amount of Two Million Dollars ($2,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

             "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

            "FINAL PAYMENT" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount for such Equipment Advance multiplied by the Final Payment Percentage.

            "FINAL PAYMENT PERCENTAGE" is, for each Equipment Advance, five percent (5%).

            "FINANCED EQUIPMENT" is defined in the Loan Supplement.

            "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

            "GAAP" is generally accepted accounting principles.

            "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

            "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "INTELLECTUAL PROPERTY" is:

                  (a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                  Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

                  All design rights which may be available to Borrower now or later created, acquired or held;

                  Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

                  All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

            "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

            "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "LOAN AMOUNT" is the aggregate amount of the Equipment Advance.

            "LOAN DOCUMENTS" are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

            "LOAN FACTOR" is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.

            "LOAN MARGIN" is one hundred fifty (150) basis points.

            "LOAN SUPPLEMENT" is attached as EXHIBIT E.

            "MATERIAL ADVERSE CHANGE" has been defined in Section 8.3 hereof.

            "MATURITY DATE" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

            "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

            "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new or used Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

            "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, and other soft costs approved by the Bank, including sales tax, freight and installation expense. Unless otherwise agreed to by Bank, not more than Five Hundred Thousand Dollars ($500,000) of the Committed Equipment Line shall consist of Other Equipment.

            "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

            "PERMITTED INDEBTEDNESS" is:

                  (a) BORROWER'S indebtedness to BANK under this Agreement or the Loan Documents;

                  Indebtedness existing on the Closing Date and shown on the Schedule;

                  Subordinated Debt;

                  Indebtedness to trade creditors incurred in the ordinary course of business; and

                  Indebtedness secured by Permitted Liens.

            "PERMITTED INVESTMENTS" ARE:

                  (b) Investments shown on the Schedule and existing on the Closing Date;

                  (c) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one
(1) year from its acquisition, (ii) commercial paper maturing no more than one
(1) year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than one (1) year after issue; and

                  (d) LOANS TO EMPLOYEES OR DIRECTORS OF BORROWER TO PURCHASE STOCK IN BORROWER IN AN AGGREGATE AMOUNT NOT TO EXCEED ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) IN THE AGGREGATE, PROVIDED THAT NO EVENT OF DEFAULT HAS OCCURRED, IS CONTINUING OR WOULD EXIST AFTER GIVING EFFECT TO SUCH LOANS.

            "Permitted Liens" are:

                  (e) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

                  (f) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (g) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (h) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

                  (i) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

            "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

            "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

            "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than twelve (12) months determined according to GAAP.

            "REPAYMENT PERIOD," as to the Equipment Advances, is thirty (30) months.

            "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Director of Finance of Borrower.

            "REVOLVING MATURITY DATE" is May __, 2002.

            "REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

            "SCHEDULE" is any attached schedule of exceptions.

            "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

            "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

            "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

            "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE ]

BORROWER:

SYNCHRONOSS TECHNOLOGIES, INC.

By:
     Name: Stephen Waldis
     Title: CEO


BANK:

SILICON VALLEY BANK

BY:
    Name: Illegible
    Title:

SILICON VALLEY BANK

BY:
    Name:
    Title:

                                    EXHIBIT A
                                   COLLATERAL

            The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                  (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

                  (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

                  (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

                  (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

                  (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

            Each item of equipment, or personal property financed with a "Equipment Advance" pursuant to that certain Loan and Security Agreement, dated as of May __, 2001 (the "Loan Agreement"), by and between Borrower and Bank, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

            Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

           Notwithstanding the foregoing, "Collateral" excludes Intellectual Property currently held or hereafter obtained, but includes proceeds of Intellectual Property (including all rights to payment or general intangibles arising therefrom).

                                    EXHIBIT B
                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

         DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., EASTERN TIME

TO: CENTRAL CLIENT SERVICE DIVISION             DATE: _________________________
FAX#: (781) 431-9906                            TIME:  ________________________

FROM:             _____________________________________________________________
                  CLIENT NAME (BORROWER)

REQUESTED BY:     _____________________________________________________________
                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:   _______________________________________________________

PHONE NUMBER:           _______________________________________________________

FROM ACCOUNT #          __________________    TO ACCOUNT # ____________________


REQUESTED TRANSACTION TYPE                          REQUEST DOLLAR AMOUNT
--------------------------                          ---------------------
PRINCIPAL INCREASE (ADVANCE)                         $
PRINCIPAL PAYMENT (ONLY)                             $
INTEREST PAYMENT (ONLY)                              $
PRINCIPAL AND INTEREST (PAYMENT)                     $

OTHER INSTRUCTIONS:

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

___________________________________        ____________________________________
Authorized Requester                       Phone #

___________________________________        ____________________________________
Received By (Bank)                         Phone #


_______________________________________________________________________________
Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: Synchronoss Technologies, Inc.          Lender:    Silicon Valley Bank

Commitment Amount: $ 1,500,000

ACCOUNTS RECEIVABLE

   1.   Accounts Receivable Book Value as of                        $
   2.   Additions (please explain on reverse)                       $
   3.   TOTAL ACCOUNTS RECEIVABLE                                   $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

   4.   Amounts over 90 days due                                    $
   5.   Balance of 50% over 90 day accounts                         $
   6.   Credit balances over 90 days                                $
   7.   Concentration Limits (50% for WorldCom)                     $
   8.   Foreign Accounts                                            $
   9.   Governmental Accounts                                       $
   10.  Contra Accounts                                             $
   11.  Promotion or Demo Accounts                                  $
   12.  Intercompany/Employee Accounts                              $
   13.  Other (please explain on reverse)                           $
   14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                        $
   15.  Eligible Accounts (#3 minus #14)                            $
   16.  LOAN VALUE OF ACCOUNTS (80% of #15)                         $

BALANCES

   17.  Maximum Loan Amount                                         $ 1,500,000
   18.  Total Funds Available Lesser of #16 or #17                  $
   20.  Present balance owing on Line of Credit                     $
   21.  Outstanding under Sublimits                                 $
   22.  RESERVE POSITION (#17 minus #18 and #20)                    $

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:



By: ____________________________________
    Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

FROM: SYNCHRONOSS TECHNOLOGIES, INC.

            The undersigned authorized officer of Synchronoss Technologies, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                REQUIRED                                    COMPLIES
------------------                                --------                                    --------
Monthly financial statements                      Monthly within 30 days                 Yes          No
Annual (CPA Audited)                              FYE within 120 days                    Yes          No
A/R Agings                                        Monthly within 30 days                 Yes          No
Borrowing Base Certificate                        Monthly within 30 days                 Yes          No

FINANCIAL COVENANT                                REQUIRED        ACTUAL                      COMPLIES
------------------                                --------        ------                      --------
Maintain on a Monthly Basis:
  Minimum Quick Ratio                             2.0:1.0          :1.0                  Yes          No

Maintain Year to Date Total Revenues as
of the following dates:
     March 31, 2001                               $1,100,000              $_______       Yes          No
     June 30, 2001                                $2,600,000              $_______       Yes          No
     September 30, 2001                           $4,400,000              $_______       Yes          No
     December 31, 2001                            $6,800,000              $_______       Yes          No

COMMENTS REGARDING EXCEPTIONS: See Attached.      BANK USE ONLY

Sincerely,                                        Received by:
                                                            AUTHORIZED SIGNER
SIGNATURE                                         DATE:

TITLE                                             Verified
                                                            AUTHORIZED SIGNER
DATE                                              DATE:

                                                  Compliance Status:   Yes  No

                                    EXHIBIT E

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                       LOAN AGREEMENT SUPPLEMENT No. [ ]

LOAN AGREEMENT SUPPLEMENT No. [ ], dated , 200_ ("Supplement"), to the Loan and Security Agreement dated as of May _, 2001 (the "Loan Agreement) by and between the undersigned ("Borrower"), and Silicon Valley Bank ("Bank").

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

 To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

           Bank Name:          Silicon Valley Bank
           Account No.:        ___________________

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date. No
Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            This Supplement is delivered as of this day and year first above written.

                                           --------------------------------

SILICON VALLEY BANK

By:                                        By:
   -----------------------------              -----------------------------
   Name:                                      Name:
        ------------------------                   ------------------------
   Title:                                     Title:
         -----------------------                    -----------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              Annex A to Exhibit E

The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.


Description of Equipment:   Make    Model   Serial #     Invoice #

                              Annex B to Exhibit E

                      LOAN TERMS SCHEDULE #______________

Loan Funding Date: _________ , 200_

Original Loan Amount: $___________

Basic Rate:   _____%

Loan Factor:  _____%

Scheduled Payment Dates and Amounts*:

   One (1) payment of $_____ due
   _______ payment of $_____ due monthly in advance from ______ through ______. One (1) payment of $_____ due

Maturity Date: __________

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.


Payment No.             Payment Date

1
2
3
4

35
[36]
....
*/ The amount of each Scheduled Payment will change as the Loan Amount changes.

                           REVOLVING PROMISSORY NOTE
                           -------------------------

$2,000,000                                                  Radnor, Pennsylvania
                                                                October __, 2004

     FOR VALUE RECEIVED, the undersigned, SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation ("Borrower") promises to pay to the order of SILICON VALLEY BANK, a California-chartered bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of Two Million Dollars ($2,000,000) ("Principal Sum"), or so much thereof as may be advanced or readvanced and remains unpaid.

     The unpaid Principal Sum, together with interest thereon at the rate or rates provided in the Loan Agreement, shall be payable as set forth in the Loan Agreements.

     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     Borrower further agrees that, if any payment made to Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential, or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by Bank to Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     This Note is the "Revolving Promissory Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of Borrower to pay to Bank within five (5) Business Days of when due any and all amounts payable by Borrower to Bank under the terms of this Note; or

          (b) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.


     Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Pennsylvania, excluding conflicts of laws principles, even though for the convenience and at the request of borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF PENNSYLVANIA, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.


WITNESS/ATTEST:                         SYNCHRONOSS TECHNOLOGIES, INC.


/s/ [Illegible]                         By: /s/ Lawrence R. Irving (SEAL)
-----------------------                    -------------------------------
                                           Name: LAWRENCE R. IRVING
                                           Title: CFO

                              EQUIPMENT TERM NOTE

$3,000,000                                                  Radnor, Pennsylvania
                                                                October __, 2004

     FOR VALUE RECEIVED, the undersigned, SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation ("Borrower") promises to pay to the order of SILICON VALLEY BANK, a California-chartered bank, ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all equipment advances ("Equipment Advances") made by Bank to Borrower in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of Three Million Dollars ($3,000,000) ("Principal Sum"), or so much thereof as may be advanced and remains unpaid. Borrower may request Equipment Advances under this Note from and until the "Equipment Availability End Date". The unpaid Principal Sum, together with interest thereon at the rate or rates provided in the Loan Agreement, shall be payable as set forth in the Loan Agreement.

     This Note is "Equipment Term Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This
Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Equipment Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Equipment Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower with respect to Equipment Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note.

          (a) The failure of Borrower to pay to Bank within five (5) Business Days of when due any and all amounts payable by Borrower to Bank under the terms of this Note; or

          (b) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Pennsylvania, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF PENNSYLVANIA, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE

TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.


WITNESS/ATTEST:                         SYNCHRONOSS TECHNOLOGIES, INC.


/s/ [Illegible]                         By: /s/ Lawrence R. Irving (SEAL)
-----------------------                    -------------------------------
                                           Name: LAWRENCE R. IRVING
                                           Title: CFO